                                                                     EXHIBIT 4.3

                           CERTIFICATE OF DESIGNATION
                     SETTING FORTH THE PREFERENCES, RIGHTS
                  AND LIMITATIONS OF SERIES B PREFERRED STOCK
                          AND SERIES C PREFERRED STOCK
                        OF ALPHA HOSPITALITY CORPORATION

            ALPHA   HOSPITALITY   CORPORATION,   a  Delaware   Corporation  (the
"Corporation"),  certifies that,  pursuant to the authority contained in Article
FOURTH  of  its  Certificate  of  Incorporation,  and  in  accordance  with  the provisions  of  Section  151 of the  General  Corporation  Law of the  State  of
Delaware,  its Board of Directors has adopted the following resolutions creating a series of its preferred  stock, to be designated  "Series C Preferred  Stock", and  clarifying the  preferences,  rights and  limitations of the  Corporation's existing Series B Preferred Stock originally  established by a resolution of the
Board of Directors as contained in a Certificate  of  Designations,  Preferences and Rights of Preferred Stock filed with the Secretary of State on July 31, 1996 and to correct the number of shares so designated ("Series B Preferred Stock").

            WHEREAS,  the  Corporation  desires  to  create a new  series of its
Preferred  Stock  to be  designated  as  "Series  C  Preferred  Stock"  which is contemplated  to be issued  for new  consideration  to the  holder of all of the outstanding  shares of the Corporation's  existing Series B Preferred Stock (the
"Holder"); and

            WHEREAS, the Corporation and the Holder deem it appropriate to amend and restate the  preferences and rights of the Series B Preferred Stock so as to conform the provisions  relating  thereto to the provisions of the newly created
Series C  Preferred  Stock and so as to correct an error in the  Certificate  of
Designations, Preferences and Rights of Preferred Stock filed with the Secretary of State on July 31, 1996 so as to state the  correct  number of Series B shares designated  by the Board of Directors and to provide that each share of Series B
Preferred  Stock  shall have  voting  rights  equal to the voting  rights of the shares of common stock into which such Series B Preferred Stock is convertible;

            NOW THEREFORE, it is hereby

            RESOLVED,  that the  amount,  the  voting  powers,  preferences  and relative,  participating  optional  and other  special  rights of the  shares of
Series B Preferred Stock, and the  qualifications,  limitations and restrictions thereof  shall be amended and  restated in their  entirety,  effective  upon the filing with the Secretary of State of this  Certificate of  Designation,  as set forth in Section A below; and it is further

            RESOLVED,  that a new  series of the class of  authorized  preferred stock of the Corporation be hereby created,  and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series,  and the  qualifications, limitations and restrictions thereof shall be as set forth in Section B below:

A.   AMENDMENT AND RESTATEMENT OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES B
     PREFERRED STOCK

            Section 1. DESIGNATION AND AMOUNT: PAR VALUE.

            The shares of such series shall be designated as "Series B Preferred
Stock" (the  "Series B Preferred  Stock") and the number of shares  constituting such series shall be 821,496. The par value of each share of the series shall be
$.O1.

            Section 2. DIVIDENDS ON SERIES B PREFERRED STOCK

            2.1 GENERAL DIVIDEND  OBBGATIONS.  The Corporation  shall pay to the holders of the Series B Preferred Stock out of the assets of the Corporation, at any time  available  for the payment of dividends  under the  provisions  of the
General Corporation Law of the State of Delaware,  preferential dividends at the times and in the amounts provided for in this Section 2.

            2.2  ACCRUAL  OF  DIVIDENDS.  Dividends  on each  share of  Series B
Preferred  Stock shall be cumulative  from the date of issuance of such share of
Series B Preferred Stock,  whether or not at the time such dividend shall accrue or become  due or at any other  time there  shall be  profits,  surplus or other funds  of the  Corporation  legally  available  for the  payment  of  dividends.
Dividends  shall  accrue on each share of Series B Preferred  Stock (at the rate and in the manner  prescribed  by this  Section 2.2 and Section 2.3 hereof) from and  including  the date of issuance of such share to and  including the date on which such share shall be converted into shares of Common Stock, as set forth in
Section  4 hereof.  For  purposes  of this  Section  2.2.  the date on which the
Corporation shall initially issue any share of Series B Preferred Stock shall be deemed to be the "date of issuance" of such share  regardless  of how many times transfer of such share shall be made on stock  records  maintained by or for the
Corporation and regardless of the number of certificates  which may be issued to evidence  such share  (whether by reason of  transfers  of such share or for any other reason).

            2.3 PAYMENT OF  DIVIDENDS.  Dividends  shall accrue on each share of
Series B Preferred  Stock  (computed  on a daily basis on the basis of a 360 day year) at the rate of 10% per  annum of the  Liquidation  Value  (as  defined  in
Section 5.1  hereof).  Dividends  shall be payable on Series B  Preferred  Stock quarterly on the first day of each January,  April,  July and October,  and each such day is herein called a "Dividend  Payment Date".  On each Dividend  Payment
Date all dividends  which shall have accrued on each share of Series B Preferred
Stock then  outstanding  during the quarter year ending upon the day immediately preceding  such  Dividend  Payment  Date shall be damned to became "due" for all purposes of this Section  regardless of whether the Corporation shall be able or legally  permitted to pay such  dividend on such  Dividend  Payment Date. If any dividend on any share shall for any reason not be paid at the time such dividend shall become due,  such dividend in arrears shall be paid as soon as payments of same shall be permissible under the provisions of the General Corporation Law of the State of Delaware.

            2.4 PAYMENT OF DIVIDEND IN SHARES OF COMMON  STOCK.  Notwithstanding
the  provisions of Section 2.3 hereof any dividend  payment which is not made by the Corporation on or before January 30 of the following  calendar year shall be payable in the form of shares of Common Stock, in such number of shares as shall be  determined  by  dividing  (A) the  product  of (x) the  amount of the unpaid dividend  multiplied  by (y) 1.3,  by (B) the Fair  Market  Value of the  Common
Stock. Fair Market Value shall mean, with respect to the Common Stock, the daily closing  prices  for the Common  Stock of the  Corporation  for the twenty  (20)
consecutive  trading days  preceding the  applicable  January 30 date,  with the closing  price for each day being the closing  price  reported on the  principal securities exchange upon which the Common Stock of the Corporation is traded or, if it is not so traded,  then the average of the closing bid and asked prices as reported by the National  Association of Securities Dealers Automated  Quotation
System or if not quoted thereon,  in the interdealer market on the "Pink Sheets"
of the National  Quotation Bureau (excluding the highest and lowest bids on each day that there are four (4) or more market makers).

            2.5  DISTRIBUTION OF PARTIAL DIVIDEND  PAYMENTS.  If at any time the
Corporation shall pay less than the total amount of dividends due on outstanding
Series B Preferred  Stock,  at the time of such  payment,  such payment shall be distributed  among  the  holders  of Series B  Preferred  Stock so that an equal amount  shall  be paid  with  respect  to each  outstanding  share  of  Series B
Preferred Stock.

            Section 3. Intentionally Omitted

            Section 4. CONVERSION

            4.1 RIGHT TO CONVERT.

                (a) At any time  from and after the date  hereof  the  shares of
Series B Preferred Stock, at the option of the respective  holders thereof,  may at any  time,  and  from  time  to  time,  be  converted  into  fully  paid  and nonassessable shares of Common Stock of the Corporation at the "Conversion Rate"
provided for in subsection 4.1(g) below.

                (b) So long as any shares of Series B  Preferred  Stock shall be outstanding the Corporation  will not make any share  distribution on its shares of Common  Stock unless the  Corporation,  by proper  legal  action,  shall have authorized  and reserved an amount of shares equal to the amount  thereof  which would have been  declared upon the shares of Common Stock into which such shares of Series B  Preferred  Stock  might have been  converted,  and the  Corporation shall,  out of such  additional  shares so authorized and reserved on account of such share distribution, upon the conversion of any shares of Series B Preferred
Stock  deliver  with any shares of Common  Stock  into which  shares of Series B
Preferred Stock are converted,  but without additional  consideration  therefor, such  number of shares of Common  Stock as would  have been  deliverable  to the holders of the Common  Stock into which such shares of Series B Preferred  Stock had been so converted  had such shares of Common Stock been  outstanding  at the time of such share  distribution.  For the purpose of this  Section 4.1, a share distribution  shall be a dividend  payable only in shares of Common Stock of the
Corporation of the same class as the present  authorized shares of Common Stock.
This shall not limit the right of the Corporation,  however,  to declare and pay any dividends  whether in cash,  shares,  or otherwise,  except as  specifically otherwise provided herein.

                (c) In case of any combination or change of the shares of Series
B Preferred  Stock or of the shares of Common  Stock into a different  number of shares  of  the  same  or  any  other  class  or  classes,  or in  case  of  any consolidation or merger of the Corporation with or into another corporation,  or in case of any sale or conveyance to another  corporation of the property of the
Corporation as an entirety or substantially as an entirety,  the Conversion Rate shall be  appropriately  adjusted so that the rights of the holders of shares of
Series B  Preferred  Stock will not be diluted as a result of such  combination, change,  consolidation,  merger, sale or conveyance.  Adjustments in the rate of conversion shall be calculated to the nearest one-tenth of a share.

                (d) So long as any  shares  of  Series  B  Preferred  Stock  are outstanding  the  Corporation  shall reserve and keep  available out of its duly authorized  but unissued  shares for the purpose of effecting the  conversion of the shares of Series B Preferred Stock such number of its duly authorized shares of Common Stock and other securities as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock.

                (e) Any  dividends  accrued on any shares of Series B  Preferred
Stock from the preceding  Dividend  Payment Date to the date of conversion shall be  payable  to the  holder of record of such  shares  immediately  prior to its conversion.  In the event that any dividends on the outstanding shares of Common
Stock shall have been declared prior to, and shall be payable subsequent to, the conversion of such shares of Series B Preferred Stock,  such dividends shall not be  payable on any  shares of Common  Stock  into which such  shares of Series B
Preferred Stock shall have been converted.

                (f) In the event that the Corporation  shall at any time or from time to time offer to the  holders  of the shares of Common  Stock any rights to subscribe for shares or any other  securities of the Corporation  each holder of record of the shares of Series B Preferred Stock at the time at which the record is taken of the  holders of shares of Common  Stock  entitled  to  receive  such rights shall be entitled to  subscribe  for and  purchase,  at the same price at which such shares or other  securities  are offered to the holders of the shares of Common Stock,  and on the same terms, the number of such shares or the amount of such other  securities  for which such  holder  would have been  entitled  to subscribe  if he had been the  holder of  record  at that time of the  number of shares of Common  Stock into which his shares of Series B  Preferred  Stock were convertible (pursuant to the provisions hereof) at such record time.

                (g) The initial  "Conversion  Rate",  subject to  adjustment  as provided  above,  shall be 8 shares of Common  Stock for each  share of Series B
Preferred Stock,

            4.2  SURRENDER  OF  CERTFICATES.  Any  holder  of shares of Series B
Preferred  Stock  desiring to exercise the right of conversion  herein  provided shall surrender to the Corporation at one of its share transfer agencies,  or in the  event  that at that time  there is no such  agency,  then at the  principal office of the  Corporation,  the  certificate or certificates  representing  the shares of Series B Preferred  Stock so to be  converted,  duly endorsed in blank for transfer or accompanied by properly  executed  instruments  for the transfer thereof,  together  with a  written  request  for  the  conversion  thereof. The
Corporation  shall execute and  deliver,  at the  Corporation's  expense,  a new certificate or certificates  representing  the shares of Common Stock into which the shares of Series B Preferred Stock have been converted and, if applicable, a new certificate or certificates representing the balance of the shares of Series
B  Preferred  Stock  formerly  represented  by the  surrendered  certificate  or certificates which, at the holder's request,  shall not have been converted into shares of Common Stock.

            Section 5. LITIGATION

            5.1 RIGHTS OF HOLDERS OF SERIES B PREFERRED  STOCK.  In the event of
any  voluntary  or  involuntary   liquidation  (whether  complete  or  partial),
dissolution or winding up of the Corporation,  the holders of Series B Preferred stock  shall  be  entitled  to be  paid  out of the  assets  of the  Corporation available for distribution to its stockholders, whether from capital, surplus or earnings,  an amount in cash equal to the sum of $29 per share (the "Liquidation
Value"),  plus  all unpaid  dividends  accrued  thereon  to the  date  of  final distribution. No distribution shall be made on any Junior Securities (as defined in Section 6.1) by reason of any voluntary or involuntary  liquidation  (whether complete or partial),  dissolution or winding up of the Corporation  unless each holder of any share of Series B Preferred  Stock shall have received all amounts to which such holder shall be entitled under this Section 5.1.

            5.2  ALLOCATION OF  LIQUIDATION  PAYMENTS  AMONG HOLDERS OF SERIES B
PREFERRED  STOCK.  If upon any  dissolution,  liquidation  (whether  complete or partial),  or  winding  up of the  Corporation,  the  assets of the  Corporation available for  distribution to holders of Series B Preferred Stock  (hereinafter in this Section 5.2 called the "Total Amount  Available")  shall be insufficient to pay the holders of outstanding  Series B Preferred  Stock the full amounts to which  they  shall be  entitled  under  Section  5.1,  each  holder  of Series B
Preferred  Stock  shall be  entitled  to receive an amount  equal to the product derived by multiplying the Total Amount  Available by a fraction,  the numerator of which shall be the number of shares of Series B Preferred  Stock held by such holder  and the  denominator  of which  shall be the  total  number of shares of
Series B Preferred Stock then outstanding.

            Section 6. ADDITIONAL PROVISIONS GOVERNING SERIES B PREFERRED STOCK

            6.1 SENIORITY OVER JUNIOR  SECURITIES.  No dividend shall be paid on any Junior  Securities,  no  distribution of cash or property of any kind (other than Junior  Securities) shall be made for any reason (Including but not limited to any voluntary or involuntary dissolution,  winding up, or complete or partial liquidation  of the  Corporation)  by the  Corporation  or any  subsidiary  with respect to any Junior Securities,  and no redemption or other acquisition of any
Junior  Securities  shall be made directly or indirectly by the  Corporation if,

when the payment of any such dividends, distribution,  redemption or acquisition is to be made:  (a) any  dividend  which  shall have  become due on any share of
Series B Preferred  Stock shall remain unpaid (except unpaid  dividends added to the  Liquidation  Value of Series B Preferred Stock pursuant to Section 3.4), or
(b) any other payment or distribution on or with respect to any shares of Series
B  Preferred  Stock  under the terms  hereof  which shall have been due from the
Corporation  at such time  shall not have  been made in full.  The term  "Junior
Securities"  shall mean any equity  security  of any kind which the  Corporation shall at any time issue or be  authorized to issue other than Series B Preferred
Stock.

            6.2 VOTING RIGHTS.  The holders of Series B Preferred Stock shall be entitled to notice of all stockholders'  meetings in accordance with the By-laws of the  Corporation  and to vote on all  matters  submitted  to the  vote of the holders of Common Stock  provided,  that each share of Series B Preferred  Stock shall  represent  such  number of votes as shall  equal the  number of shares of
Common  Stock into which such share is  convertible  at such time in  accordance with the provisions of Section 4, hereof.

            6.3 METHOD OF PAYMENTS.  Any payment at any time due with respect to any share of Series B Preferred Stock  (including but not limited to any payment of any dividend due on such share,  the payment of the Redemption Price for such share, and any payment due on such share under Section 5) shall be made by means of a check to the order of the record holder shown on the Corporation's records, mailed by first class mail.

            6.4 AMENDMENT AND WAIVER.  No change  affecting any interests of the holders of shares of Series B Preferred Stock,  including without limitation the amendment of any rights or  preferences  of the Series B Preferred  Stock or the establishment  of any class of stock ranking as to  distribution of assets prior to the Series B Preferred Stock, shall be binding or effectve unless such change shall  have been  approved  in  writing  by the  holders of at least 51 % of the shares of Series B Preferred Stock  outstanding at the time such change shall be made.

            6.5  REGISTRATION  OF  TRANSFER  OF SERIES B  PREFERRED  STOCK.  The
Corporation  will keep at one of its share  transfer  agencies,  or in the event that at that time  there is no such  agency,  then in its  principal  office,  a register  for the  registration  of the  Series  B  Preferred  Stock.  Upon  the
surrender of any certificate  representing shares of Series B Preferred Stock at such agency or the Corporation's  principal office,  the Corporation will at the request of the registered  holder of such certificate,  execute and deliver,  at the  Corporation's  expense,  a new  certificate  or  certificates  in  exchange representing the number of shares of Series B Preferred Stock represented by the surrendered  certificate.  Each such new certificate shall be registered in such
name  and  shall  be   substantially   identical  in  form  to  the  surrendered
certificate,  and the shares of Series B Preferred Stock represented by such new certificate  shall earn  cumulative  dividends from the date to which  dividends shall have been paid on the shares represented by the surrendered certificate or certificates.

            6.6  REPLACEMENT.  Upon  receipt  by  the  Corporation  of  evidence reasonably  satisfactory  to it  of  the  ownership  of  and  the  loss,  theft, destruction  or mutilation of any  certificate  evidencing one or more shares of
Series B Preferred  Stock (an affidavit of the  registered  holder  without bond being  satisfactory  for this  purpose) the  Corporation,  at its expense,  will execute and deliver in lieu of such certificate, a new certificate of like kind, representing  the number of shares of Series B Preferred  Stock which shall have been represented by such lost, stolen, destroyed or mutilated certificate, dated and earning  cumulative  dividends from the date to which  dividends  shall have been paid on such lost, stolen, destroyed or mutilated certificate.

B.   ESTABLISHMENT OF SERIES C PREFERRED STOCK

            Section 1. DESIGNATION AND AMOUNT; PAR VALUE.

            The shares of such series shall be designated as "Series C Preferred
Stock" (the  "Series C Preferred  Stock") and the number of shares  constituting such series shall be 137,889. The par value of each share of the series shall be
$.01.

            Section 2.  DIVIDENDS  ON SERIES C PREFERRED STOCK

            2.1 GENERAL DIVIDEND  OBLIGATIONS.  The Corporation shall pay to the holders of the Series C Preferred Stock out of the assets of the Corporation, at any time  available  for the payment of dividends  under the  provisions  of the
General Corporation Law of the State of Delaware,  preferential dividends at the times and in the amounts provided for in this Section 2.

            2.2  ACCRUAL  OF  DIVIDENDS.  Dividends  on each  share of  Series C
Preferred  Stock shall be cumulative  from the date of issuance of such share of
Series C Preferred Stock,  whether or not at the time such dividend shall accrue or become  due or at any other  time there  shall be  profits,  surplus or other funds  of the  Corporation  legally  available  for the  payment  of  dividends.
Dividends  shall  accrue on each share of Series C Preferred  Stock (at the rate and in the  manner  prescribed  by this  Section  2.2 and  Sections  2.3 and 3.4 hereof) from and  including  the date of issuance of such share to and including the date on which either (a) payment equal to the Redemption Price of such share
(as defined in Section 3.4 hereof) shall have been paid in the manner prescribed in Section 6.3 hereof or (b) such share shall be converted into shares of Common
Stock,  as set forth in Section 4 hereof.  For purposes of this Section 2.2, the date on which  the  Corporation  shall  initially  issue  any  share of Series C
Preferred  Stock  shall be  deemed to be the "date of  issuance"  of such  share regardless  of how many  times  transfer  of such  share  shall be made on stock records  maintained by or for the  Corporation  and  regardless of the number of certificates  which may be issued to evidence  such share  (whether by reason of transfers of such share or for any other reason).

            2.3 PAYMENT OF  DIVIDENDS.  Dividends  shall accrue on each share of
Series C Preferred  Stock  (computed  on a daily basis on the basis of a 360 day year) at the rate of 8% per  annum  of the  Liquidation  Value  (as  defined  in
Section 5.1  hereof).  Dividends  shall be payable on Series C  Preferred  Stock quarterly on the first day of each January,  April,  July and October,  and each such day is herein called a "Dividend  Payment  Date".  On each Divided  Payment
Date all dividends  which shall have accrued on each share of Series C Preferred
Stock then  outstanding  during the quarter year ending upon the day immediately preceding  such  Dividend  Payment  Date shall be deemed to become "due" for all purposes of this Section  regardless of whether the Corporation shall be able or legally  permitted to pay such  dividend on such  Dividend  Payment Date. If any dividend on any share shall for any reason not be paid at the time such dividend shall become due,  such dividend in arrears shall be paid as soon as payments of same shall be permissible under the provisions of the General Corporation Law of the State of Delaware.  Until such dividend in arrears is paid,  dividends shall continue to accrue on shares of Series C Preferred Stock but the percentage rate expressed  herein  shall be applied to the  Liquidation  Value  thereof plus all dividends in arrears  thereon  (including  dividends  computed  pursuant to this sentence).

            2.4  DISTRIBUTION OF PARTIAL DIVIDEND  PAYMENTS.  If at any time the
Corporation shall pay less than the total amount of dividends due on outstanding
Series C Preferred  Stock,  at the time of such  payment,  such payment shall be distributed  among  the  holders  of Series C  Preferred  Stock so that an equal amount  shall  be paid  with  respect  to each  outstanding  share  of  Series C
Preferred Stock.

            Section 3.  OPTIONAL REDEMPTION

            3.1 TIME OF ELECTION.  The  Corporation  may, within 120 days of the occurrence of a "Capital Event", as defined below,  elect by written notice (the
"Redemption  Notice") to the  holders of the Series C Preferred  Stock to redeem all or a  portion  of the  outstanding  shares of Series C  Preferred  Stock.  A
"Capital  Event" shall be defined as a sale of assets of the  Corporation  which results  in  the  excess  of  cash  proceeds  received  by  the  Corporation  in consideration  for such assets exceeds the Corporations  basis in such assets by at lease

$55,000,000.  The  Redemption  Notice  shall set  forth the  number of shares of
Series C Preferred  Stock to be  redeemed,  the date upon which such  redemption will be effected,  and the procedure for payment of the Redemption Price and the surrender of Certificates representing the redeemed Series C Preferred Stock.

            3.2  REDEEMED  SERIES  C  PREFERRED  STOCK  TO  BE  CANCELLED.   The
Corporation  shall cancel each share of Series C Preferred  Stock which it shall redeem  or for any other  reason  acquire,  and no shares of Series C  Preferred
Stock which shall be redeemed or  otherwise  acquired by the  Corporation  shall thereafter be reissued,  sold or transferred  by the  Corporation to any person.
The number of shares of Series C Preferred Stock which the Corporation  shall be authorized  to issue  shall be deemed to be  reduced  by the number of shares of
Series C  Preferred  Stock  which the  Corporation  shall  redeem  or  otherwise acquire.

            3.3  DETERMINATION OF NUMBER OF EACH HOLDER'S SHARES TO BE REDEEMED.
If the  Corporation  does not redeem all of the  outstanding  shares of Series C
Preferred  Stock on the  Redemption  Date,  the  number  of  shares  of Series C
Preferred  Stock to be redeemed from each holder  thereof shall be determined by multiplying  the  total  number of  shares  of  Series C  Preferred  Stock to be redeemed  by a fraction,  the  numerator  of which shall be the total  number of shares of Series C Preferred  Stock held by such holder and the  denominator  of which  shall  be the  total  number  of  shares  of  Series  C  Preferred  Stock outstanding  except that in situations to which Section  3.4(b) hereof  applies, the  Corporation  shall not, as set forth in such Section,  repurchase  the last share of Series C Preferred Stock held by any holder.

            3.4 REDEMPTION PRICE.

            (a) For  each  share of  Series C  Preferred  Stock  which  shall be redeemed by the Corporation pursuant to this Section 3, the Corporation shall be obligated  to pay to the  holder of such  share an  amount  (herein  called  the
"Redemption Price") for such share equal to $72 per share. The Corporation shall be obligated to pay on any Redemption  Date both the  Redemption  Price for each share and all dividends which shall have accrued  (computed on a daily basis) on each share to and including the  Redemption  Date and which shall not previously have been paid. Such payments which the  Corporation  shall be obligated to make on any Redemption  Date shall be deemed to become "due" for all purposes of this
Section 3 regardless of whether paid on such Redemption Date.

                (b) If for any reason the  Corporation is prohibited from paying accrued  unpaid  dividends on shares of Series C Preferred  Stock being redeemed from any holder,  then such  accrued  unpaid  dividends  shall be added in equal amounts per share to the  Liquidation  Value of the shares of Series C Preferred
Stock remaining  outstanding in the hands of such holder,  provided,  that in no event shall the  Corporation  redeem the last share of Series C Preferred  Stock
(the "Last Share") held by any holder until the  Corporation  shall have paid to such holder all accrued unpaid dividends on all Series C Preferred Stock held by such  holder at any time.  The  shares of  Series C  Preferred  Stock  remaining outstanding after any redemption  (including the Last Share),  and including the accrued unpaid dividends thereon, shall continue to earn cumulative dividends at the rate and in the manner prescribed in Section 2.3 hereof.

                (c) Each holder of Series C Preferred Stock shall be entitled to receive on or at any time after any Redemption Date the full  Redemption  Price, plus accrued unpaid dividends, for each share of Series C Referred Stock held by such holder which the Corporation shall be obligated to redeem on the Redemption
Date  upon  surrender  by such  holder  to the  Corporation  of the  certificate representing  such share of Series C Preferred  Stock duly  endorsed in blank or accompanied by an  appropriate  form of assignment  duly endorsed in blank.  The holder shall surrender such  certificate at one of its share transfer  agencies, or in the  event  that  at  that  time  there  is no  such  agency,  then at the
Corporation's  principal  office.  After the payment by the  Corporation  in the manner  required  by  Section  6.3 hereof of the full  Redemption  Price for any
Series C Preferred  Stock,  plus accrued  unpaid  dividends  except as otherwise provided in Section 3.4(b) hereof,  all rights of the holder of such stock shall

(whether or not the  certificate  representing  such share of Series C Preferred
Stock shall have been  surrendered  for  cancellation)  cease and terminate with respect to such share of Series C Preferred Stock.

            Section 4.  CONVERSION.

            4.1 RIGHT TO CONVERT.

                (a) At any time from and after the filing by the  Corporation of a Certificate of Amendment to its Certificate of  Incorporation  which increases the number of authorized  shares of Common Stock of the  Corporation by at least
5,000,000  shares  (the  "Certificate  of  Amendment"),  the  shares of Series C
Preferred  Stock, at the option of the respective  holders  thereof,  may at any time,  and from time to time,  be  converted  into fully paid and  nonassessable shares of Common Stock of the Corporation at the "Conversion  Rate" provided for in subsection  4.1(g) below.  The Corporation  shall,  within 365 days after the date  hereof,  submit to the  stockholders  of the  Corporation  a  proposal  to increase the number of authorized  shares of Common Stock by at least  5,000,000 shares.

                (b) So long as any shares of Series C  Preferred  Stock shall be outstanding,  the Corporation will not make any share distribution on its shares of Common  Stock unless the  Corporation,  by proper  legal  action,  shall have authorized  and reserved an amount of shares equal to the amount  thereof  which would have been  declared upon the shares of Common Stock into which such shares of Series C  Preferred  Stock  might have been  converted,  and the  Corporation shall,  out of such  additional  shares so authorized and reserved on account of such share distribution, upon the conversion of any shares of Series C Preferred
Stock,  deliver  with any shares of Common  Stock into which  shares of Series C
Preferred Stock are converted,  but without additional  consideration  therefor, such  number of shares of Common  Stock as would  have been  deliverable  to the holders of the Common  Stock into which such shares of Series C Preferred  Stock had been so converted  had such shares of Common Stock been  outstanding  at the time of such share  distribution.  For the purpose of this  Section 4.1, a share distribution  shall be a dividend  payable only in shares of Common Stock of the
Corporation of the same class as the present  authorized shares of Common Stock.
This shall not limit the right of the Corporation,  however,  to declare and pay any dividends  whether in cash,  shares,  or otherwise,  except as  specifically otherwise provided herein.

                (c) In case of any combination or change of the shares of Series
C Preferred  Stock or of the shares of Common  Stock into a different  number of shares  of  the  same  or  any  other  class  or  classes,  or in  case  of  any consolidation or merger of the Corporation with or into another corporation,  or in case of any sale or conveyance to another  corporation of the property of the
Corporation as an entirety or substantially as an entirety,  the Conversion Rate shall be  appropriately  adjusted so that the rights of the holders of shares of
Series C  Preferred  Stock will not be diluted as a result of such  combination, change,  consolidation,  merger, sale or conveyance.  Adjustments in the rate of conversion shall be calculated to the nearest one-tenth of a share.

                (d) From and after the filing of a Certificate  of Amendment and so long  as any  shares  of  Series  C  Preferred  Stock  are  outstanding,  the
Corporation  shall  reserve and keep  available out of its duly  authorized  but unissued  shares for the purpose of effecting  the  conversion  of the shares of
Series C  Preferred  Stock such number of its duly  authorized  shares of Common
Stock and other  securities  as shall from time to time be  sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock.

                (e) Any  dividends  accrued on any shares of Series C  Preferred
Stock from the preceding  Dividend  Payment Date to the date of conversion shall be  payable  to the  holder of record of such  shares  immediately  prior to its conversion.  In the event that any dividends on the outstanding shares of Common
Stock shall have been declared prior to, and shall be payable subsequent to, the conversion of such shares of Series C Preferred Stock,  such dividends shall not be  payable on any  shares of Common  Stock  into which such  shares of Series C
Preferred Stock shall have been converted.

                (f) In the event that the Corporation  shall at any time or from time to time offer to the  holders  of the shares of Common  Stock any rights to subscribe  for shares or any other  securities of the  Corporation,  each holder of record of the  shares  of Series C  Preferred  Stock at the time at which the record is taken of the  holders of shares of Common  Stock  entitled  to receive such rights shall be entitled to subscribe for and  purchase,  at the same price at which such  shares or other  securities  are  offered  to the  holders of the shares of Common  Stock and on the same terms,  the number of such shares or the amount of such other  securities  for which such holder would have been entitled to  subscribe  if he had been the holder of record at that time of the number of shares of Common  Stock into which his shares of Series C  Preferred  Stock were convertible (pursuant to the provisions hereof) at such record time.

                (g) The initial  "Conversion  Rate",  subject to  adjustment  as provided  above,  shall be 24 shares of Common  Stock for each share of Series C
Preferred Stock.

            4.2  SURRENDER  OF  CERTIFICATES.  Any  holder of shares of Series C
Preferred  Stock  desiring to exercise the right of conversion  herein  provided shall surrender to the Corporation at one of its share transfer agencies,  or in the  event  that at that time  there is no such  agency,  then at the  principal office of the  Corporation,  the  certificate or certificates  representing  the shares of Series C Preferred  Stock so to be  converted,  duly endorsed in blank for transfer or accompanied by properly  executed  instruments  for the transfer thereof,  together  with a  written  request  for the  conversion  thereof.  The
Corporation  shall  execute and deliver,  at the  Corporation's  expense,  a new certificate or certificates  representing  the shares of Common Stock into which the shares of Series C Preferred Stock have been converted and, if applicable, a new certificate or certificates representing the balance of the shares of Series
C  Preferred  Stock  formerly  represented  by the  surrendered  certificate  or certificates which, at the holder's request,  shall not have been converted into shares of Common Stock.

            Section 5. LIQUIDATION

            5.1 RIGHTS OF HOLDERS OF SERIES C PREFERRED  STOCK.  In the event of
any  voluntary  or  involuntary   liquidation  (whether  complete  or  partial),
dissolution or winding up of the Corporation,  the holders of Series C Preferred
Stock  shall  be  entitled  to be  paid  out of the  assets  of the  Corporation available for distribution to its stockholders, whether from capital, surplus or earnings,  an amount in cash equal to the sum of $72 per share plus any  amounts payable pursuant to Section 3.4(b) (the  "Liquidation  Value"),  plus all unpaid dividends  accrued  thereon to the date of final  distribution.  No distribution shall be made on any Junior  Securities (as defined in Section 6.1) by reason of
any  voluntary  or  involuntary   liquidation  (whether  complete  or  partial),
dissolution or winding up of the Corporation  unless each holder of any share of
Series C Preferred  Stock shall have  received  all amounts to which such holder shall be entitled under this Section 5.1.

            5.2  ALLOCATION OF  LIQUIDATION  PAYMENTS  AMONG HOLDERS OF SERIES C
PREFERRED  STOCK.  If upon any  dissolution,  liquidation  (whether  complete or partial),  or  winding  up of the  Corporation,  the  assets of the  Corporation available for  distribution to holders of Series C Preferred Stock  (hereinafter in this Section 5.2 called the "Total Amount  Available")  shall be insufficient to pay the holders of outstanding  Series C Preferred  Stock the full amounts to which  they  shall be  entitled  under  Section  5.1,  each  holder  of Series C
Preferred  Stock  shall be  entitled  to receive an amount  equal to the product derived by multiplying the Total Amount  Available by a fraction,  the numerator of which shall be the number of shares of Series C Preferred  Stock held by such holder  and the  denominator  of which  shall be the  total  number of shares of
Series C Preferred Stock then outstanding.

            Section 6. ADDITIONAL PROVISIONS GOVERNING SERIES C PREFERRED STOCK

            6.1. SENIORITY OVER JUNIOR SECURITIES.  No dividend shall be paid on any Junior  Securities,  no  distribution of cash or property of any kind (other than Junior  Securities) shall be made for any reason (Including but not limited to any voluntary or involuntary dissolution,  winding up, or complete or partial liquidation of the Corporation) by the Corporation or any subadiary with respect to any Junior  Securities,  and no redemption or other acquisition of any Junior
Securities  shall be made directly or indirectly by the Corporation if, when the payment of any such dividends, distribution,  redemption or acquisition is to be made:  (a) any  dividend  which  shall have  become due on any share of Series C
Preferred  Stock shall  remain  unpaid  (except  unpaid  dividends  added to the
Liquidation  Value of Series C Preferred  Stock pursuant to Section 3.4), or (b)
any other payment or  distribution  on or with respect to any shares of Series C
Preferred  Stock  under  the terms  hereof  which  shall  have been due from the
Corporation  at such time  shall not have  been made in full.  The term  "Junior
Securities"  shall mean any equity  security  of any kind which the  Corporation shall at any time issue or be  authorized to issue other than Series C Preferred
Stock and Series B Preferred Stock that the Corporation heretofore authorized.

            6.2 VOTING RIGHTS.  The holders of Series C Preferred Stock shall be entitled to notice of all stockholders'  meetings in accordance with the By-laws of the  Corporation  and to vote on all  matters  submitted  to the  vote of the holders of Common  Stock  provided  that each share of Series C Preferred  Stock shall  represent  such  number of votes as shall  equal the  number of shares of
Common  Stock into which such share is  convertible  at such time in  accordance with the provisions of Section 4, hereof.

            6.3 METHOD OF PAYMENTS.  Any payment at any time due with respect to any share of Series C Preferred Stock  (including but not limited to any payment of any dividend due on such share,  the payment of the Redemption Price for such share, and any payment due on such share under Section 5) shall be made by means of a check to the order of the record holder shown on the Corporation's records, mailed by first class mail.

            6.4 AMENDMENT AND WAIVER.  No change  affecting any interests of the holders of shares of Series C Preferred Stock,  including without limitation the amendment of any rights or  preferences  of the Series C Preferred  Stock or the establishment  of any class of stock ranking as to  distribution of assets prior to the Series C  Preferred  Stock,  shall be binding or  effective  unless  such change shall have been approved in writing by the holders of at least 51% of the shares of Series C Preferred Stock  outstanding at the time such change shall be made.

            6.5  REGISTRATION  OF  TRANSFER  OF SERIES C  PREFERRED  STOCK.  The
Corporation  will keep at one of its share  transfer  agencies,  or in the event that at that time  there is no such  agency,  then in its  principal  office,  a register  for the  registration  of the  Series  C  Preferred  Stock.  Upon  the
surrender of any certificate  representing shares of Series C Preferred Stock at such agency or the Corporation's  principal office, the Corporation will, at the request of the registered  holder of such certificate,  execute and deliver,  at the  Corporation's  expense,  a new  certificate  or  certificates  in  exchange representing the number of shares of Series C Preferred Stock represented by the surrendered  certificate.  Each such new certificate shall be registered in such
name  and  shall  be   substantially   identical  in  form  to  the  surrendered
certificate,  and the shares of Series C Preferred Stock represented by such new certificate  shall earn  cumulative  dividends from the date to which  dividends shall have been paid on the shares represented by the surrendered certificate or certificates.

            6.6  REPLACEMENT.  Upon  receipt  by  the  Corporation  of  evidence reasonably  satisfactory  to it  of  the  ownership  of  and  the  loss,  theft, destruction  or mutilation of any  certificate  evidencing one or more shares of
Series C Preferred  Stock (an affidavit of the  registered  holder  without bond being  satisfactory  for this  purpose) the  Corporation,  at its expense,  will execute and deliver in lieu of such certificate, a new certificate of like kind, representing  the number of shares of Series C Preferred  Stock which shall have been represented by such lost, stolen, destroyed or mutilated certificate, dated and earning  cumulative  dividends from the date to which  dividends  shall have been paid on such lost stolen, destroyed or mutilated certificate.

                                       10

            IN WITNESS WHEREOF,  ALPHA  HOSPITALITY  CORPORATION has caused this
Certificate  of  Designation  to be executed by its President and attested to by its Secretary this 29th day of May, 1998.

                                   ALPHA HOSPITALITY CORPORATION

                                   /s/ Stanley S. Tollman
                                   ------------------------------------------
                                   Stanley S. Tollman, Chairman and President

ATTEST:

/s/ Herbert F. Kozlov
-----------------------------
Herbert F. Kozlov, Secretary